Exhibit 99.1

Tidewater to Present at the Credit Suisse Energy Summit Conference

NEW ORLEANS, January 31, 2008 –Tidewater Inc. (NYSE: TDW) announced today that Dean Taylor, Chairman, President and Chief Executive Officer, and Joseph M. Bennett, Senior Vice President, Principal Accounting Officer and Chief Investor Relations Officer, will present at the 2008 Credit Suisse Energy Summit Conference in Vail, Colorado, on Friday, February 8, 2008, at approximately 7:35 a.m. MST (8:35 a.m. CST, 9:35 a.m. EST). The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available at 2:00 p.m. CST on February 9, 2008. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the PowerPoint™ presentation.

Tidewater Inc. owns 460 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Senior Vice President, Principal Accounting Officer and Chief Investor Relations Officer 504-566-4506

SOURCE: Tidewater Inc.